As filed with the Securities and Exchange Commission on May 8, 2008

Registration No. 333-133769

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Integral Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	52-1267968
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5000 Philadelphia Way

Lanham, Maryland 20706-4417

(301) 731-4233

(Address and Telephone Number, including Area Code, of Principal Executive Offices)

Integral Systems, Inc. Amended and Restated 2002 Stock Option Plan

(Full Title of the Plan)

Alan W. Baldwin

Interim Chief Executive Officer and President

Integral Systems, Inc.

5000 Philadelphia Way

Lanham, Maryland 20706-4417

(301) 731-4233

(Name, Address, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Howard B. Adler, Esq.

Gibson, Dunn & Crutcher LLP

1050 Connecticut Avenue N.W.

Washington, D.C. 20036-5306

(202) 955-8500

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement (the “Amendment”) is filed by Integral Systems, Inc., a Maryland corporation (the “Registrant”) and relates to the Form S-8 registration statement (File No. 333-133769) filed with the Securities and Exchange Commission on May 3, 2006 (the “Registration Statement”) for the Integral Systems, Inc. Amended and Restated 2002 Stock Option Plan (the “Prior Plan”). In accordance with the undertakings contained in the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to deregister 90,400 shares of common stock, par value $0.01 per share (the “Common Stock”) previously registered under the Registration Statement that remained available for grant under the Prior Plan as of December 5, 2007. The 90,400 shares deregistered by this Amendment are concurrently being registered on a registration statement on Form S-8 for the Integral Systems, Inc. 2008 Stock Incentive Plan, which became effective on December 5, 2007 and was approved by the Company’s shareholders (the “New Plan”). The registration fee paid by the Registrant to register these 90,400 shares of Common Stock issuable under the Prior Plan will be carried forward and applied to the registration fee necessary to register these shares now issuable under the New Plan.

As of December 5, 2007, 609,547 shares of Common Stock remained subject to outstanding awards previously granted under the Prior Plan and its predecessor, the Integral Systems, Inc. 2002 Stock Option Plan. The Registration Statement will remain in effect to cover the potential exercise of such outstanding awards granted under the Prior Plan. In the event any of these 609,547 shares are not issued in connection with the Prior Plan or its predecessor, such as when a currently outstanding award granted under the Prior Plan or its predecessor is cancelled without being exercised, such shares will be available for issuance in connection with the New Plan.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lanham, in the State of Maryland, on the 8th day of May, 2008.

INTEGRAL SYSTEMS, INC.

By:	/s/ ALAN W. BALDWIN
Alan W. Baldwin
Interim Chief Executive Officer and President

SIGNATURES AND POWER OF ATTORNEY

The officers and directors of Integral Systems, Inc., a Maryland corporation, whose signatures appear below, hereby constitute and appoint Alan W. Baldwin and William M. Bambarger, Jr., and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Post-Effective Amendment No. 1 to Form S-8 Registration Statement, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their, his, or her substitutes, will do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ ALAN W. BALDWIN Alan W. Baldwin	Interim Chief Executive Officer, President, and Director (Principal Executive Officer)	May 8, 2008

/s/ WILLIAM M. BAMBARGER, JR. William M. Bambarger, Jr.	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 8, 2008

/s/ JOHN M. ALBERTINE John M. Albertine	Chairman of the Board	May 8, 2008

/s/ JAMES. B. ARMOR, JR. James B. Armor, Jr.	Director	May 8, 2008

/s/ PAUL G. CASNER, JR. Paul G. Casner, Jr.	Director	May 8, 2008

/s/ WILLIAM F. LEIMKUHLER William F. Leimkuhler	Director	May 8, 2008

/s/ R. DOSS MCCOMAS R. Doss McComas	Director	May 8, 2008

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